Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: Siew Wai Yong Chairman & CEO (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports Fourth Quarter and Fiscal 2023 Results

Trio-Tech CEO, S.W. Yong, Appointed Chairman of the Board

Van Nuys, CA – September 27, 2023 – Trio-Tech International (NYSE MKT: TRT) today announced results for the fourth quarter and fiscal year ended June 30, 2023.

S.W. Yong, CEO and newly elected Chairman said, “Challenging conditions in the global semiconductor industry had a significant impact on Trio-Tech’s performance this past year, especially in the fourth fiscal quarter. Through proactive management of the business, we nevertheless maintained solid operating margins, significantly improved cash flow and delivered a profitable quarter and year. What’s more, we enhanced our cash-rich balance sheet, reduced debt and increased shareholders’ equity. A constant focus on improving our balance sheet enables the Company to be well positioned for investing in opportunities to create new revenue streams, improve profitability and enhance shareholder value.

“While we are very pleased that testing services revenue increased 18.8% for the year, primarily attributable to our subsidiaries in China, the Company experienced a softening of demand for testing services in the second half of fiscal 2023. Testing services revenue is vulnerable to escalating US-China tensions, and we are taking steps to minimize this risk by exploring opportunities for diversification.

“Trio-Tech closed the fiscal year with near-record backlog and market demand for semiconductor equipment shows signs of a gradual recovery as we enter fiscal 2024. Distribution revenue is also projected to increase in fiscal 2024 as the demand for our value-added products shows encouraging signs. With due caution about the overall tone of the semiconductor industry and economic prospects in China, we remain optimistic for continued growth in Trio-Tech’s core businesses in the new fiscal year.

“The semiconductor industry has experienced periods of rapid growth and downturns, often in connection with, or in anticipation of, maturing product cycles of both semiconductor companies, customer products and general economic conditions. Consequently, we are increasing our efforts to expand our lines of businesses to reduce the risks associated with a single industry focus and customer concentration.”

Board of Directors Appoints S.W. Yong Chairman of the Board

Trio-Tech’s Board of Directors announced the appointment of CEO, Mr. Siew Wai Yong, as Chairman of the Board of Directors, effective September 20, 2023. “Mr. Yong joined the Company in 1976 and has been an exceptional leader during his tenure as President and CEO since September 1990. With his appointment as Chairman, Mr. Yong will continue to play a key role shaping the direction of the Company and its long-term success.”

“I would like to thank the Board for the opportunity to serve as the Chairman and feel honored to take on this additional role. On behalf of the Board, I would also like to thank Mr. A. Charles Wilson for his guidance and his contributions as Chairman over the many years of his distinguished service. I look forward to working with the Board and our Management to support the Company’s continued growth”, said Mr. Yong.

Fourth Quarter Results

Revenue for the fourth quarter of fiscal 2023 decreased 23.3% to $9,079,000 from $11,834,000 for the fourth quarter of fiscal 2022, reflecting a 52.8% decrease in distribution revenue and a 33.1% decrease in manufacturing revenue. Testing services revenue was essentially flat.

Gross margin decreased 28.2% to $2,290,000, or 25.2% of revenue, compared to $3,190,000, or 27.0% of revenue, for the fourth quarter of fiscal 2022. Income from operations was $129,000 compared to $857,000 for the fourth quarter of the prior fiscal year.

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16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fourth Quarter and Fiscal 2023 Results

September 27, 2023

Page Two

Net income for the fourth quarter of fiscal 2023 was $162,000, or $0.04 per diluted share. This compares to net income of $790,000, or $0.19 per diluted share, for the fourth quarter of fiscal 2022.

Backlog at June 30, 2023 was $17,437,000. This compares to record backlog of $17,463,000 at June 30, 2022.

Fiscal 2023 Results

Fiscal 2023 testing services revenue increased 18.8% to $23,130,000 from $19,477,000 in fiscal 2022, led by higher sales at the Company’s new China joint venture subsidiary. This increase was partially offset by a 43.2% decline in distribution segment revenue to $6,270,000 from $11,037,000 in fiscal 2022. Manufacturing revenue increased to $13,827,000 compared to $13,526,000 in fiscal 2022. Total fiscal 2023 revenue was $43,250,000 compared to revenue of $44,065,000 for fiscal 2022.

Fiscal 2023 gross margin declined slightly to $11,705,000 compared to $11,733,000 for fiscal 2022 and improved to 27.1% of revenue compared to 26.6% of revenue for fiscal 2022.

Operating expenses increased to $9,477,000, or 21.9% of revenue, compared to $9,380,000, or 21.3% of revenue for fiscal 2022.

Net income attributable to our common shareholders for fiscal 2023 was $1,544,000, or $0.37 per diluted share, compared to net income of $2,395,000, or $0.57 per diluted share, for fiscal 2022.

Balance Sheet Highlights

Cash and cash equivalents at June 30, 2023 were $7,583,000, compared to $7,698,000 at June 30, 2022. Shareholders' equity at June 30, 2023 increased to $29,571,000, or $7.22 per outstanding share, compared to $28,002,000, or $6.88 per outstanding share, a year earlier. There were approximately 4,096,680 and 4,071,680 common shares outstanding at June 30, 2023 and June 30, 2022, respectively.

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing and Jiangsu in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

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TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue
Manufacturing	$2,235	$3,339	$13,827	$13,526
Testing services	5,421	5,494	23,130	19,477
Distribution	1,415	2,999	6,270	11,037
Real estate	8	2	23	25
	9,079	11,834	43,250	44,065
Cost of Sales
Cost of manufactured products sold	1,762	2,309	10,587	10,147
Cost of testing services rendered	3,845	3,819	15,658	12,960
Cost of distribution	1,164	2,496	5,228	9,147
Cost of real estate	18	20	72	78
	6,789	8,644	31,545	32,332
Gross Margin	2,290	3,190	11,705	11,733

Operating Expenses:
General and administrative	1,931	2,056	8,403	8,361
Selling	144	194	670	643
Research and development	86	82	397	375
Loss on disposal of property, plant and equipment	--	1	7	1
Total operating expenses	2,161	2,333	9,477	9,380
Income from Operations	129	857	2,228	2,353
Other Income
Interest expense	(22)	(35)	(105)	(122)
Other income, net	155	(74)	106	595
Government grant	45	228	153	228
Total other income	178	119	154	701
Income from Continuing Operations before Income Taxes	307	976	2,382	3,054
Income Tax Expenses	(148)	(254)	(622)	(757)
Income from Continuing Operations before Non-controlling Interest, net of tax	159	722	1,760	2,297
Gain / (loss) from discontinued operations, net of tax	2	(3)	(2)	2
NET INCOME	161	719	1,758	2,299
Less: Net (loss) / income Attributable to Non-controlling Interest	(1)	(71)	214	(96)
Net income Attributable to Trio-Tech International	$162	$790	$1,544	$2,395
Net Income Attributable to Trio-Tech International:
Income from continuing operations, net of tax	161	793	1,545	2,396
Income / (Loss) from discontinued operations, net of tax	1	(3)	(1)	(1)
Net Income Attributable to Trio-Tech International	162	790	1,544	2,395
Basic Earnings per Share - Continuing Operations	$0.04	$0.20	$0.38	$0.61
Basic Loss per Share - Discontinued Operations	--	--	--	(0.01)
Basic Earnings per Share	$0.04	$0.20	$0.38	$0.60
Diluted Earnings per Share - Continuing Operations	$0.04	$0.19	0.37	$0.57
Diluted Loss per Share - Discontinued Operations	--	--	--	--
Diluted Earnings per Share	$0.04	$0.19	$0.37	$0.57
Weighted Average Shares Outstanding - Basic	4,082	3,972	4,082	3,972
Weighted Average Shares Outstanding - Diluted	4,159	4,094	4,165	4,174

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Comprehensive (Loss) / Income
Attributable to Trio-Tech International
Common Shareholders:
Net income	$161	$719	$1,758	$2,299
Foreign currency translation, net of tax	(1,137)	(1,253)	(616)	(1,275)
Comprehensive (Loss) / Income	(976)	(534)	1,142	1,024
Less: Comprehensive (Loss) Income
Attributable to Non-controlling Interests	(90)	(129)	37	(169)
Comprehensive (Loss) / Income
Attributable to Trio-Tech International	$(886)	$(405)	$1,105	$1,193

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Jun. 30,	Jun. 30,
	2023	2022
	(Audited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,583	$7,698
Short-term deposits	6,627	5,420
Trade account receivables, net	9,804	11,592
Other receivables	939	998
Inventories, net	2,151	2,258
Prepaid expenses and other current assets	694	1,215
Assets held for sale	274	--
Financed sales receivable	16	21
Restricted term deposit	739	--
Total current assets	28,827	29,202
NON-CURRENT ASSETS:
Deferred tax assets	100	169
Investment properties, net	474	585
Property, plant and equipment, net	8,344	8,481
Operating lease right-of-use assets	2,609	3,152
Other assets	116	137
Financed sales receivable	--	17
Restricted term deposits	1,716	1,678
Total non-current assets	13,359	14,219
TOTAL ASSETS	$42,186	$43,421
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$--	$929
Accounts payable	1,660	2,401
Accrued expense	5,568	6,004
Income taxes payable	418	787
Current portion of bank loans payable	475	472
Current portion of finance leases	107	118
Current portion of operating leases	1,098	1,218
Total current liabilities	9,326	11,929
NON-CURRENT LIABILITIES:
Bank loans payable, net of current portion	877	1,272
Finance leases, net of current portion	42	119
Operating leases, net of current portion	1,511	1,934
Income taxes payable, net of current portion	255	137
Deferred tax liabilities	10	--
Other non-current liabilities	594	28
Total non-current liabilities	3,289	3,490
TOTAL LIABILITIES	$12,615	$15,419
EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,096,680 and 4,071,680
shares issued and outstanding at June 30, 2023 and June 30, 2022, respectively	12,819	12,750
Paid-in capital	5,066	4,708
Accumulated retained earnings	10,763	9,219
Accumulated other comprehensive income-translation adjustments	758	1,197
Total Trio-Tech International shareholders' equity	29,406	27,874
Non-controlling interest	165	128
TOTAL EQUITY	29,571	28,002
TOTAL LIABILITIES AND EQUITY	$42,186	$43,421